Exhibit 23.1

May 31, 2024

UBS AG

Bahnhofstrasse 45

8001 Zurich

Switzerland

Ladies and Gentlemen:

UBS AG, a corporation organized under the laws of Switzerland, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-278934) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, debt securities of UBS AG. Such securities include, among other securities, the UBS’s Senior Medium-Term Notes (the “Notes”), to be issued from time to time pursuant to the Senior Indenture dated as of March 29, 2007, between the Credit Suisse AG and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as trustee for the Notes, as supplemented by a Second Supplemental Indenture dated as of March 25, 2009, as amended by the First Supplemental Indenture, dated as of May 6, 2008, the Second Supplemental Indenture, dated as of March 25, 2009, the Third Supplemental Indenture, dated as of September 9, 2020 and the Fourth Supplemental Indenture, dated as of May 30, 2024 (the “Fourth Supplemental Indenture” as amended and supplemented, the “Senior Indenture”). Pursuant to the Fourth Supplemental Indenture and by operation of Swiss law, effective upon completion of the Merger, UBS AG expressly assumed all of Credit Suisse AG’s obligations, and succeeded to all of Credit Suisse AG’s rights, under the Senior Indenture and all outstanding and future debt securities issued thereunder.

We hereby consent to any reference to us, in our capacity as tax counsel or special tax counsel to UBS AG, or any opinion of ours delivered in that capacity in a pricing supplement relating to the offer and sale of any particular Note or Notes prepared and filed on May 31, 2024 by UBS AG with the Commission under the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,